Exhibit 1.2

EXECUTION VERSION

Pricing Agreement

May 12, 2014

Barclays Capital Inc.

      As representative of the several Underwriters

            named in Schedule I (the “Representative”)

Ladies and Gentlemen:

Barclays Bank PLC (the “Bank”) proposes to issue $2,250,000,000 aggregate principal amount of 3.75% Fixed Rate Senior Notes due 2024 (the “Notes”). Each of the Underwriters hereby undertakes to purchase at the subscription prices set forth in Schedule II hereto, the amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto, such payment to be made at the Time of Delivery set forth in Schedule II hereto. The obligations of the Underwriters hereunder are several but not joint.

Each of the provisions of the Underwriting Agreement—Standard Provisions, dated October 6, 2010 (the “Underwriting Agreement”), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Prospectus and also a representation and warranty as of the date of this Agreement in relation to the Prospectus as amended or supplemented relating to the Notes. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of each of the Underwriters of Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address referred to in such Section 14 is set forth in Schedule II hereto.

With respect to sales of the Notes in Canada, the Underwriters agree to sell the Notes only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

The Applicable Time for purposes of this Pricing Agreement is 3:30 p.m. New York time on May 12, 2014. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto has received consent to use in accordance with Section 7 of the Underwriting Agreement is listed in Schedule III hereto and is attached as Exhibit A and Exhibit B hereto.

If the foregoing is in accordance with your understanding, please sign and return to us the counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters on the one hand and the Bank on the other.

Very truly yours, BARCLAYS BANK PLC

/s/ Tim Allen
Name:Tim Allen
Title:Director

Pricing Agreement

Accepted as of the date hereof

at New York, New York

On behalf of itself and each of the other Underwriters

BARCLAYS CAPITAL INC.

/s/ Justin D’ Ercole
Name: Justin D’ Ercole
Title: Managing Director

Pricing Agreement

SCHEDULE I

Principal Amount of the Notes
Underwriter
Barclays Capital Inc.	$1,867,500,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$22,500,000
BMO Capital Markets Corp.	$22,500,000
CastleOak Securities, L.P.	$22,500,000
CIBC World Markets Corp.	$22,500,000
Drexel Hamilton, LLC	$22,500,000
Fifth Third Securities, Inc.	$22,500,000
Guzman & Company	$22,500,000
Lebenthal & Co., LLC	$22,500,000
Mischler Financial Group, Inc.	$22,500,000
Mizuho Securities USA Inc.	$22,500,000
RBC Capital Markets, LLC	$22,500,000
Scotia Capital (USA) Inc.	$22,500,000
SMBC Nikko Securities America, Inc.	$22,500,000
SunTrust Robinson Humphrey, Inc.	$22,500,000
TD Securities (USA) LLC	$22,500,000
U.S. Bancorp Investments, Inc.	$22,500,000
The Williams Capital Group, L.P.	$22,500,000

Total	$2,250,000,000

I-1

SCHEDULE II

Titles of Designated Securities

$2,250,000,000 3.75% Fixed Rate Senior Notes due 2024 (the “Notes”)

Price to Public:

99.967% of principal amount

Subscription Price by Underwriters:

99.517% of principal amount

Form of Designated Securities:

The Notes will be represented by one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company issued pursuant to the Senior Debt Indenture dated September 16, 2004 between Barclays Bank PLC and The Bank of New York Mellon.

Securities Exchange, if any:

None

Interest Rate:

Interest will accrue on the Notes from the date of their issuance. Interest will accrue on the Notes at a rate of 3.75% per year from and including the date of issuance.

Interest Payment Dates:

Interest will be payable on the Notes semi-annually in arrear on May 15 and November 15 in each year, commencing on November 15, 2014.

Record Dates:

The Business Day immediately preceding each Interest Payment Date (or, if the Notes are held in definitive form, the 15th Business Day preceding each Interest Payment Date).

Sinking Fund Provisions:

No sinking fund provisions.

Redemption Provisions for Notes:

The Notes are redeemable, at the option of the Bank, in the event of various tax law changes and other limited circumstances that require the Bank to pay additional amounts.

Time of Delivery:

May 15, 2014 by 9:30 a.m. New York time.

Specified Funds for Payment of Subscription Price of Designated Securities:

By wire transfer to a bank account specified by the Bank in same day funds.

Value Added Tax:

(a)	If the Bank is obliged to pay any sum to the Underwriters under this Agreement and any value added tax (“VAT”) is properly charged on such amount, the Bank shall pay to the Underwriters an amount equal to such VAT on receipt of a valid VAT invoice;

(b)	If the Bank is obliged to pay a sum to the Underwriters under this Agreement for any fee, cost, charge or expense properly incurred under or in connection with this Agreement (the “Relevant Cost”) and no VAT is payable by the Bank in respect of the Relevant Cost under paragraph (a) above, the Bank shall pay to the Underwriters an amount which:

(i)	if for VAT purposes the Relevant Cost is consideration for a supply of goods or services made to the Underwriters, is equal to any input VAT incurred by the Underwriters on that supply of goods and services, but only if and to the extent that the Underwriters are unable to recover such input VAT from HM Revenue & Customs (whether by repayment or credit) provided, however, that the Underwriters shall reimburse the Bank for any amount paid by the Bank in respect of irrecoverable input VAT pursuant to this paragraph (i) if and to the extent such input VAT is subsequently recovered from HM Revenue & Customs (whether by repayment or credit);

(ii)	if for VAT purposes the Relevant Cost is a disbursement properly incurred by the Underwriters under or in connection with this Agreement as agent on behalf of the Bank, is equal to any VAT paid on the Relevant Cost by the Underwriters provided, however, that the Underwriters shall use best endeavors to procure that the actual supplier of the goods or services which the Underwriters received as agent issues a valid VAT invoice to the Bank.

Closing Location: Linklaters LLP, One Silk Street, London EC2Y 8HQ, United Kingdom.

Name and address of Representative:

Designated Representative: Barclays Capital Inc.

Address for Notices:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Syndicate Registration

Selling Restrictions:

Each Underwriter of Designated Securities has represented, warranted and agreed that:

a)	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Designated Securities in circumstances in which Section 21(1) of the FSMA would not, if Barclays Bank PLC were not an “authorized person”, apply to Barclays Bank PLC; and

b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

Each Underwriter severally represents and agrees that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Designated Securities to the public in that Relevant Member State, other than, from and including the Relevant Implementation Date:

a)	Qualified investors: to any legal entity which is a qualified investor as defined in the Prospectus Directive;

b)	Fewer than 100 offerees: to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the Issuer for any such offer; or

c)	Other exempt offers: in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided, that no such offer of the Designated Securities shall require any Underwriter or the Bank to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Designated Securities to the public” in relation to any Designated Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe the Designated Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

With respect to sales of the Designated Securities in Canada, each Underwriter of Designated Securities represents to and agrees with the Company that, directly or indirectly, it shall sell the Designated Securities only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Other Terms and Conditions:

As set forth in the Prospectus Supplement dated May 12, 2014 relating to the Designated Securities, incorporating the Prospectus dated July 19, 2013 relating to the Designated Securities.

SCHEDULE III

Issuer Free Writing Prospectus:

Final Term Sheet for the Notes, dated May 12, 2014, attached hereto as Exhibit A.

Fixed Income Investor Presentation, Q1 2014, filed with the Commission on May 12, 2014, attached hereto as Exhibit B.

III-1

EXHIBIT A

Final Term Sheet for the Notes, dated May 12, 2014

Free Writing Prospectus

Filed Pursuant to Rule 433

Reg. Statement No. 333-190038

Pricing Term Sheet

Issuer:	Barclays Bank PLC

Expected Issue Ratings[1]:	A2 (Moody’s) / A (S&P) / A (Fitch)

Status:	Senior / Unsecured / Unsubordinated

Legal Format:	SEC registered

Principal Amount:	USD 2,250,000,000

Trade Date:	May 12, 2014

Settlement Date:	May 15, 2014 (T+3)

Maturity Date:	May 15, 2024

Coupon:	3.75%

Interest Payment Dates:	Semi-annually in arrear on May 15 and November 15 in each year, commencing on November 15, 2014 and ending on the Maturity Date

Coupon Calculation:	30/360, following, unadjusted

Business Days:	New York, London

U.K. Bail-in Power Acknowedgement:	Yes. See section entitled “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement dated May 12, 2014 (the “Preliminary Prospectus Supplement”). See also the Issuer’s Current Report on Form 6-K filed with the SEC on May 12, 2014 (Film No. 14831268) (the “May 12 6-K”) for a discussion of certain risk factors related to the agreement of holders with respect to the U.K. Bail-in Power (as defined in the Preliminary Prospectus Supplement).

Benchmark Treasury:	T 2 1⁄2 05/15/24

Spread to Benchmark:	+110bps

Reoffer Yield:	3.754%

Issue Price:	99.967%

Underwriting Discount:	0.45%

Net Proceeds:	USD 2,239,132,500

Sole Bookrunner:	Barclays Capital Inc.

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Co-managers:	BB&T Capital Markets, a division of BB&T Securities, LLC, BMO Capital Markets Corp., CastleOak Securities, L.P., CIBC World Markets Corp., Drexel Hamilton, LLC, Fifth Third Securities, Inc., Guzman & Company, Lebenthal & Co., LLC, Mischler Financial Group, Inc., Mizuho Securities USA Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, U.S. Bancorp Investments, Inc., The Williams Capital Group, L.P.

Risk Factors:	An investment in the Notes involves risks. See “Risk Factors” section beginning on page S-8 of the Preliminary Prospectus Supplement. See also the May 12 6-K for a discussion of certain risk factors related to the agreement of holders with respect to the U.K. Bail-in Power.

Denominations:	USD 200,000 and integral multiples of USD 1,000 in excess thereof

ISIN/CUSIP:	US06739FHV67 / 06739F HV6

Settlement:	DTC; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-190038) and to be issued pursuant to the Senior Debt Indenture dated September 16, 2004 between the Issuer and The Bank of New York Mellon, as trustee

Listing:	Not listed

Governing Law:	New York law

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847.

EXHIBIT B

Fixed Income Investor Presentation, Q1 2014, filed with the Commission on May 12, 2014

Free Writing Prospectus Filed Pursuant to Rule 433 Reg. Statement No. 333-190038

Free Writing Prospectus Filed Pursuant to Rule 433 Reg. Statement No. 333-190038 Barclays PLC Fixed Income Investor Presentation Q1 2014

PERFORMANCE
CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATINGS APPENDIX OVERVIEW
Performance Overview

2	| Fixed Income Investor Presentation—Q1 2014

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPENDIX

Steady performance by traditional banking franchises, offset by weakness in FICC

Three months ended – March (£m)	2013	2014
Income	7,734	6,650
Impairment	(706)	(548)
Operating expenses[1]	(4,782)	(4,195)
Costs to achieve Transform (CTA)	(514)	(240)
Adjusted profit before tax	**1,786**	**1,693**
Own credit	(251)	119
Statutory profit before tax	1,535	1,812
Statutory attributable profit	839	965
Adjusted financial performance measures	**2013**	**2014**
Return on equity[2]	7.6%	6.4%
Return on tangible equity	9.0%	7.5%

Key Messages

- Income reflected growth in UK Retail and Barclaycard, offsetting weaker FICC performance
  - Net interest margin was flat at 179bps, with a stable contribution from structural hedges
- Continued strong credit risk management led to 22% improvement in impairment and loan loss rate of 45bps
- Operating expenses reduced materially reflecting sustainable savings from the Transform cost programme
- On track to deliver costs below our £17.5bn target for 2014, excluding costs to achieve Transform
- Excluding CTA, adjusted PBT improved year on year across all businesses except for the Investment Bank
- Return on equity decreased to 6.4% reflecting a year on year increase in share capital following the 2013 rights issue

[1] Excluding costs to achieve Transform | [2] Includes costs to achieve Transform. Excluding costs to achieve, Group adjusted return on average equity would have been 7.7% (Q1 2013: 10.4%) |

3 | Fixed Income Investor Presentation - Q1 2014

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPENDIX

Financial strength provides a platform for long-term sustainable returns

(£bn)		Dec-13	Mar-14
Balance Sheet	Total IFRS assets	1,346[1]	1,362
	Derivatives	355	333
	Loans and advances to customers	432	462
	Customer deposits	429	457
	Loan to deposit ratio	101%	101%
	Wholesale funding	186	186
	Liquidity pool	127	134
CRD IV Capital[2]	Fully loaded CET1 capital	40.4	41.4
	Fully loaded CRD IV CET1 ratio	9.3%	9.6%
	Fully loaded T1 capital	42.7	43.7
	Risk weighted assets	436	429
Leverage	Leverage exposure[3]	1,365	1,326
	CRD IV leverage ratio[2]	3.1%	3.3%
	Estimated PRA leverage ratio[4]	3.0%	3.1%

Key Messages

- Key balance sheet and capital measures continued to trend in the right direction
- Continued strengthening of capital and leverage position:
  - Fully loaded CET1 ratio improved to 9.6%, up 37bps predominantly driven by increased capital of £1bn due to retained earnings
  - PRA leverage ratio reached 3.1%, exceeding the PRA's expected leverage ratio of 3.0%
- Stable funding profile, with loan to deposit ratio flat at 101%
- Robust liquidity position, with pool well in excess of wholesale funding maturing in less than one year

[1] Dec-13 has been restated to include the impact of IAS 32 | [2] Dec-13 and Mar-14 estimates are based on our interpretation of the final CRD IV text and latest EBA technical standards | [3] Leverage exposure calculation reflects Barclays' current understanding of the regulatory requirements and guidance, and their application in the industry | [4] Estimated PRA leverage ratio based on PRA adjusted FL CET1 capital and CRD IV and PRA qualifying T1 capital over PRA adjusted leverage exposure as defined in the PRA supervisory statement SS3/13 |

4 | Fixed Income Investor Presentation - Q1 2014

PERFORMANCE
OVERVIEW CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATINGS APPENDIX
Capital & leverage

5	| Fixed Income Investor Presentation—Q1 2014

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPENDIX

Progressive strengthening of capital and leverage ratios reflecting focused capital and balance sheet management

Fully loaded CRD IV CET1 ratio (%)[1]


9.3%
9.6%
10.5%
11.5-12.0%
2013
Q1 2014
2015 Target
Target end state capital structure[2]

- Fully loaded (FL) CRD IV CET1 ratio continued to strengthen during the quarter to reach 9.6% at the end of March 2014
- FL CET capital increased £1bn to £41.4bn in Q1 2014, principally due to regulatory capital generated from earnings after the impact of dividends paid, and a decrease in regulatory deductions
- RWAs decreased by £6bn to £429bn, primarily driven by Investment Bank risk reductions and policy updates, offset by model changes.

Estimated PRA leverage ratio (%)[3]


2.97%
3.13%
3.5-4%
2013
Q1 2014
2015 Objective

- Continue to demonstrate good progress on leverage, building towards a ratio of 3.5% by December 2014, and in the range of 3.5-4.0% beyond 2015
- Eligible PRA adjusted Tier 1 capital improved to £41.5bn (Dec-13: £40.5bn) during the quarter
- Estimated PRA leverage exposure reduced by £39bn to £1,326bn, including a £17bn reduction in PFE on derivatives from trade compressions and a £20bn reduction in SFT exposures from collateral and netting optimisation.

[1] Dec-13 and Mar-14 estimates based on our interpretation of the final CRD IV text and latest EBA technical standards. | [2] Pillar 2A requirements for 2014 held constant out to end-state for illustrative purposes. The PRA buffer is assumed to be below the CBR of 4.5% in end-state albeit this might not be the case. CCCB, other systemic and sectoral buffer assumed to be zero | [3] Estimated PRA leverage ratio based on PRA adjusted FL CET1 capital and CRD IV and PRA qualifying T1 capital over PRA adjusted leverage exposure as defined in the PRA supervisory statement CS3/13 |

6 | Fixed Income Investor Presentation - Q1 2014

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPENDIX

We are making good progress on the transition towards our 'target' end-state capital structure

Evolution of capital structure


15.4%
Total capital ratio
3.5%
T2
2.3%
AT1
9.6%
CET1
Barclays' Q1 2014 capital structure (PRA Transitional)
14.5%
Total capital ratio
4.3%
T2
0.5% AT1
9.6%
CET1
Barclays' Q1 2014 capital structure (FL CET1)
CCCB/ Sectoral buffers
≥17%
Total capital ratio
3.1%
T2 (incl. P2A)
2.0%
AT1 (incl. P2A)
Max 1.5%
Internal buffer
2.0%
G-SII
2.5%
Capital Conservation buffer
1.4% P2A
4.5%
CET1
Barclays' 'target' end-state capital structure

Fully loaded CRD IV capital position

- Fully loaded CRD IV CET1 ratio increased by 37bps to 9.6%, demonstrating good progress towards our target of 10.5% in 2015 and 11.5-12% in end-state[1]
- The ratio was well in excess of the 7% PRA regulatory target[2]
- In 2013, we started building our CRD IV-compliant AT1 layer, via the issuance of £2.1bn securities (c.50bps of Q1 2014 RWAs)
- We continue to build towards our end-state capital structure which assumes PLAC of at least ICB's 17% recommendation; final requirements subject to PRA discretion.

Pillar 2A guidance

- As per PS7/13[3], PRA expects UK banks to meet Pillar 2A by 1 January 2015, with
  - at least 56% CET1
  - no more than 44% in AT1
  - at most 25% in T2 capital.
- Individual capital guidance determining Pillar 2A will be set and communicated at least annually, and will vary accordingly
- 2.5% Barclays Pillar 2A for 2014[4]:
  - CET1 of 1.4% (assuming 56%)
  - AT1 of 0.5% (assuming 19%)
  - T2 of 0.6% (assuming 25%).

[1] Pillar 2A requirements for 2014 held constant out to end-state for illustrative purposes. The PRA buffer is assumed to be below the CBR of 4.5% in end-state albeit this might not be the case. CCCB, other systemic and sectoral buffer assumed to be zero | [2] Being the higher of 7% PRA expectation and CRD IV capital requirements | [3] The PRA intends to consult on its Pillar 2 proposal during 2014. The EBA is also developing guidelines on Pillar 2 capital which are likely to affect how the PRA approaches Pillar 2 | [4] The Pillar 2 requirement is a point in time assessment made at least annually, by the PRA, to reflect idiosyncratic risks not fully covered under Pillar 1. It is expected to vary over time in accordance with individual capital guidance. The PRA has stated (in CP5/13) that capital that firms use to meet their minimum requirements (Pillar 1 and Pillar 2A) cannot be counted towards meeting buffers |

7 | Fixed Income Investor Presentation - Q1 2014

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPENDIX

Our plan incorporates the progressive implementation of CET1 requirements

Regulatory targets, excluding internal buffer



CRD IV minimum CET1 requirement
Pillar 2A met with CET1 capital (varies annually)
Fully loaded combined buffer requirement, excluding CCCB
Barclays fully loaded CRD IV CET1 ratio progression
PRA regulatory target[1]
Estimated 11.5-12%
Mgmt. buffer ≤ 1.5%
10.5%
9.6%
10.4%
7%
7%
4.5%
1.4%
1.4%
4%
4.5%
4.5%
2014
2015
2019

Key assumptions in this illustration

- CET1 minimum requirements per PRA implementation of CRR
- Pillar 2A met with CET1 capital for 2014 is 1.4% of RWAs; while subject to at least annual review, we hold it constant in 2019 for illustration purposes
- Combined buffer requirement (and associated rules for mandatory distribution restrictions), consisting of 2.5% capital conservation buffer and 2% G-SII buffer, transitions in from 1 January 2016 at 25% per annum
- In 2019, we have assumed that the PRA buffer will be less than 4.5% combined buffer requirement; however, this may not be the case
- Countercyclical, other systemic and sectoral buffers are currently assumed to be zero[2]
- Internal management buffer, currently 1.5%, will be recalibrated over time and may be less than 1.5% by 2019.

Note: during 2014, the PRA will refresh its "PRA buffer" following its stress testing exercise. In 2015, the combined CRD IV minimum requirements, Pillar 2A and PRA

Contingent capital buffers as at 31 March 2014

- AT1 contingent capital:
  - Distance to trigger: c.260bps or £11.2bn
  - CRD IV restrictions on discretionary distribution applicable from 1 January 2016 and based on transitional CET1 requirements.
- T2 contingent capital:
  - Distance to trigger: c.470bps or £20.2bn[3].

[1] Being the higher of 7% PRA expectation and CRD IV capital requirements | [2] These buffers could be applied at the Group level, or at a legal entity, sub-consolidated or portfolio level | [3] Following the implementation of CRD IV as at 1 January 2014, the 7% trigger for the T2 contingent convertible notes is based on Barclays PLC's consolidated transitional CET1 ratio (as per FSA's press release of 26 October 2012). As at 31 March 2014, we estimated the transitional CET1 ratio to be 11.7% |

8 | Fixed Income Investor Presentation - Q1 2014

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPENDIX

We continue to strengthen our leverage ratio and reduce leverage exposure

PRA leverage exposure[1] (£bn)



L&A and other assets[2]
Derivatives
SFTs
Undrawn commitments
PRA leverage ratio[1]
2.18%
2.97%
3.13%
1,559
1,365
1,326
190
93
387
889
179
92
326
768
176
72
282
796
H1 2013[3]
Q4 2013
Q1 2014

Highlights

- Estimated PRA leverage ratio improved further as a result of regulatory capital accretion and additional deleveraging
- As at 31 March 2014, the ratio was 3.1%, now exceeding the PRA's expected leverage ratio of 3% by June 2014
- We continue to make good progress on deleveraging, reducing expected PRA leverage exposure by £39bn, including:
  - £17bn reduction in PFE on derivatives from trade compression
  - £20bn reduction in SFT exposures primarily from collateral and netting optimisations
  - £26bn reduction in PFE driven by a change to the basis of preparation[4], offset by a £33bn increase in settlement balances due to increased trading activity
- Continue to reposition the balance sheet for higher returning assets
- Recent Basel proposals estimated to decrease the leverage ratio by c.20bps[5] before management actions.

[1] Estimates based on current CRD IV and PRA guidance | [2] Loans and advances and other assets net of regulatory adjustments, including the PRA adjustment to leverage exposure | [3] Jun-13 leverage exposure has not been restated for IAS 32. Dec-13 has been restated for IAS 32, resulting in a £2bn increase in the estimated PRA leverage exposure | [4] Change in basis of preparation relating to sold options and mark-to-market resets, reflecting our latest understanding of the application of the CRR rules | [5] Based on initial high level impact analysis |

9 | Fixed Income Investor Presentation - Q1 2014

PERFORMANCE
CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATINGS APPENDIX OVERVIEW
Liquidity & funding
10 | Fixed Income Investor Presentation—Q1 2014

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPENDIX

While the balance sheet totals £1.3tn (excl. BAGL), wholesale funding requirements are limited to £186bn

Total balance sheet as at 31 March 14 of £1.3tn (excl. BAGL[5])

(£bn)


Derivatives, 328
Reverse repo, 187
Trading portfolio assets, 67
Other matched assets[1], 126
Customer L&A, 325
Liquidity pool, 134
Other assets[3], 144
Matched funding £708bn
101% Group LDR[2]
Derivatives, 328
Repo, 196
Trading portfolio liabilities, 58
Other matched liabilities[1], 126
Customer deposits, 331
<1 year wholesale funds, 91
>1 year wholesale funds, 95
Equity, 65
Total Assets
Total Liabilities & Equity

Highlights

- Derivative assets and liabilities largely matched
- Trading portfolio assets and reverse repurchase agreements are largely funded in wholesale markets by repurchase agreements and trading portfolio liabilities
- RBB, Corporate and Wealth & Investment Management customer L&A largely funded by customer deposits
- Decreasing reliance on wholesale funding (£186bn as at 31 March 2013, down £54bn since 2012)
- Liquidity pool predominantly funded through wholesale markets and well in excess of short-term wholesale funds

[1] Matched cash collateral and settlement balances | [2] The Group Loan to Deposit Ratio (LDR) includes BAGL, cash collateral and settlement balances | [3] Including L&A to banks, financial assets at fair value, AFS securities (excl. liquidity pool), unencumbered trading portfolio assets, and excess derivative assets | [4] Including excess cash collateral and settlement balances | [5] Barclays Africa Group Limited |

11 | Fixed Income Investor Presentation - Q1 2014

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPENDIX

Maintaining a robust liquidity position, with pool well in excess of internal and external minimum requirements

High quality liquidity pool


(£bn)
19
150
46
85
22
127
62
43
22
134
60
52
2012
2013
Q1 2014
Cash & Deposits at Central Banks
Government Bonds
Other Available Liquidity

Estimated[1] Basel III liquidity ratios

Metric	Q1 2014	2013	Expected 100% requirement date
LCR[2]	103%	96%[2]	1 January 2018
NSFR[3]	-	110%[3]	1 January 2018

Surplus to 30-day Barclays-specific LRA

	2013	2012
LRA	104%	129%
Buffer	£5bn	£34bn

Highlights

- Liquidity pool increased £7bn to £134bn, driven by an increase in cash and deposits at central banks
- We remain in compliance with internal and regulatory requirements
- Quality of the pool remains high despite optimisation of its composition:
  - 84% held in cash, deposits with central banks and high quality government bonds
  - Over 85% of government bonds are securities issued by UK, US, Japanese, French, German, Danish and Dutch sovereigns.
- Even though not a regulatory requirement, our liquidity pool exceeds wholesale debt maturing in less than a year
- Additional significant sources of contingent funding in the form of high quality assets pre-positioned with central banks globally
- Estimated Liquidity Coverage Ratio (LCR) in excess of 100% expectation in January 2018
  - Based on the CRD IV rules as implemented by the EBA, the ratio strengthened to 103% (31 Dec 2013 : 96%)
  - Based on the Basel standards published in January 2013, the estimated ratio would have been 109% (31 Dec 2013: 102%).

[1] Includes a number of assumptions which are subject to change prior to the implementation of the CRD IV liquidity requirements | [2] LCR estimated based on CRD IV rules as implemented by the EBA. We previously estimated the ratio based on the Basel standards published in January 2013 | [3] Net Stable Funding Ratio (NSFR) only published on a semi-annual basis. Dec-13 estimate based on our interpretation of the Basel Consultation Paper published in January 2014. Any clarifications of the standards since publication of our 2014 Results Announcement has not been taken into account |

12 | Fixed Income Investor Presentation - Q1 2014

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPENDIX

We maintain access to stable and diverse sources of funding, across customer deposits and wholesale debt

Significant increase in deposit funding


(£bn)
110%
101%
101%
385
424
429
432
457
462
2012
2013
Q1 2014
Group LDR
Deposits from customers
L&A to customers
L&A to customers

Key messages

- Group Loan to Deposit Ratio (LDR) was unchanged at 101% in Q1 2014, reflecting similar growth rates in loans and deposits
- The LDR improved in 2013 driven by strong growth in customer deposits and continued reduction in Exit Quadrant assets, offset by a 1.5% increase in net lending to customers
- Reduced reliance on wholesale funding, combined with increased deposit taking, has resulted in a more stable funding profile
- £9bn of term funding issued in Q1 2014, net of early redemptions, including £3bn of benchmark public issuances and £6bn as part of the Funding for Lending Scheme.

Total funding (excl. Barclays Africa Group Limited)


£553bn
19%
24%
5%
4%
47%
£540bn
16%
20%
7%
4%
53%
£522bn
14%
14%
7%
4%
62%
2011
2012
2013
Customer deposits
Secured term funding
Sub. debt
Short term debt and other deposits
Unsecured term funding

2014 funding plan

- £24bn of term debt maturing in 2014, with £19bn remaining. A further £22bn maturing in 2015
- We intend to maintain access to diverse wholesale funding, through different products, currencies, maturities and channels
- We expect to issue a more normalised amount of £10-15bn in a mix of both public and private senior unsecured and secured transactions and subordinated debt
- We will continue to opportunistically access the market
- Secured debt issuance from established platforms expected to continue supporting unsecured issuances, contributing to the stability and diversity of our funding base.

13 | Fixed Income Investor Presentation - Q1 2014

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPENDIX

Continued access to diverse wholesale funding sources across multiple products, currencies and maturities

Wholesale funding (as at 31 December 2013)

By Product


12%
16%
3%
11%
27%
13%
11%
7%
Deposits from banks
CDs and CPs
ABCPs
Public benchmark MTNs
Privately placed MTNs
Covered bonds / ABS
Subordinated liabilities[1]
Other [2]

By Currency[1]

	USD	EUR	GBP	Others
As at 31 December 2013	35%	36%	19%	10%
As at 31 December 2012	31%	38%	22%	9%

By remaining maturity[1]: WAM net of liquidity pool ≥ 69 months


11%
13%
8%
9%
3%
15%
18%
23%
≤1 month
>1 mth but ≤3 mths
>3 mths but ≤6 mths
>6 mths but ≤9 mths
>9 mths but ≤12 mths
> 1 year but ≤2 years
> 2 year but ≤5 years
> 5 years

Key Messages

- Total wholesale funding (excluding repurchase agreements) of £186bn as at 31 March 2013, a reduction of £54bn since 2012 (31 Dec 2013: £186bn)
  - £91bn matures in less than one year, while £17bn matures within one month (31 Dec 2013: £82bn and £20bn respectively)
- £9bn of term funding net of early redemptions issued in Q1 2014, including:
  - c.£3bn equivalent of public benchmark issuance across 5 senior deals, accessing the USD and EUR markets, with an additional AUD $1.3bn issuance post quarter-end
  - $650m of US credit card backed securities issued in February 2014
  - £6bn through participation in the Funding for Lending Scheme, taking the total amount raised to £12bn
- We will continue to access secured markets as an important source of funding, while maintaining sustainable encumbrance levels
- We expect to issue more public wholesale debt in 2014 than 2013, albeit at lower levels than amounts maturing.

[1] Given different accounting treatments, AT1 capital is not included in outstanding subordinated liabilities, while T2 contingent capital notes are | [2] Including gold repo (£5bn) and fair valued deposits (£4.6bn) |

14 | Fixed Income Investor Presentation - Q1 2014

PERFORMANCE
CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATINGS APPENDIX OVERVIEW
Asset quality
15 | Fixed Income Investor Presentation—Q1 2014

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPENDIX

Asset quality trends remain favourable, demonstrating our conservative approach to credit risk management

Impairment charge and CRLs


(£)m
FY CRLs as % of gross L&A
Q1 P&L charge
FY P&L charge
5.1%
4.4%
3.2%
2.8%
2.6%
4,164
2,881
2,556
2,365
1,508
921
784
706
548
2010
2011
2012 1
2013
Q1 2014

- Annualised loan loss rate of 45bps in Q1 2014, down from peak of 156bps in 2009
- Impairment in Corporate Banking down 40% to £78m year on year, predominantly driven by improvements in Europe
- Retail impairment improved in Africa RBB by 48%, or 33% on a constant currency basis year on year.

CRL coverage ratio


(£m)
CRL coverage ratio
Impairment allowance
48.9%
49.7%
51.9%
54.6%
53.8%
12,432
10,597
7,799
7,258
7,116
2010
2011
2012 1
2013
Q1 2014

- Loan growth in retail and card businesses has not been to the detriment of asset quality
- Impairment allowances have fallen, but coverage ratios continue to remain stable.

90-day delinquency trends


European mortgages
UK mortgages
South Africa mortgages
0.9%
0.6%
0.3%
2010
2011
2012
2013
Q1 2014

- Both UK and European mortgage delinquency rates remain stable, reflecting low risk/high quality mortgage books
- South Africa mortgage delinquency trends improved significantly over recent years.

[1] Restated to reflect the impact of IFRS10

16 | Fixed Income Investor Presentation - Q1 2014

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPENDIX

Impairment improved 22%, with positive trends in all businesses

Loan loss rate (bps)[1]



	Q3 12	Q4 12	Q1 13	Q2 13	Q3 13	Q4 13	Q1 14	Impairment charges/(releases) and other provisions Q1 13	Q1 14
Investment Bank	15	13	(5)	19	17	14	-6	(£14m)	(£46m)
Corporate	126	127	74	76	74	77	46	£130m	£78m
W&IM	16	17	25	43	51	51	29	£14m	£17m
Africa RBB	203	202	148	146	134	128	96	£114m	£59m
Barclaycard	302	294	340	339	347	337	333	£303m	£311m
UK RBB	21	21	27	26	25	25	23	£89m	£80m
Europe RBB	61	64	70	70	71	75	54	£70m	£49m
Group	66	70	56	63	64	64	45	£706m	£548m

[1] Annualised

- Declining Loan Loss Rate (LLR) trend at Group level reflecting Barclays' well managed and conservative risk profile
- Credit impairment charges and other provisions improved 22% to £548m (Q1 2013: £706m), principally reflecting lower charges in Africa RBB and Corporate Banking
- Reduction in Corporate Banking driven by reduced charges in Europe following on-going actions to reduce exposure to the property and construction sector in Spain and fewer large impairments
- Decrease in Africa RBB principally due to lower charges in the South African home loans portfolio and a depreciation of ZAR against GBP
- In Barclaycard, LLRs for the South African Card portfolio, which includes the impact of portfolio acquisitions, increased, while LLRs remained contained in the UK and US
- The annualised LLR at 45bps remains significantly below the longer term average of 91bps.

$$\text{LLR} = \frac{\text{Annualised impairment charge}}{\text{Gross loans and advances}}$$

17 | Fixed Income Investor Presentation - Q1 2014

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPENDIX

Reduced exposure to Eurozone periphery

Exposures by geography


£bn
67.5
5.7
9.9
25.3
26.5
59.0
4.9
7.9
22.7
23.5
52.8
6.7
6.3
20.6
19.2
2011
2012
2013
Spain
Italy
Portugal
Ireland

Exposures by asset class


£bn
67.5
7.5
34.3
12.5
6.0
7.1
59.0
6.2
32.5
9.2
5.7
5.4
52.8
5.8
31.3
6.9
6.5
2011
2012
2013
Sovereign
Financial institutions
Corporate
Residential mortgages
Other retail lending

- Active management of exposure to Eurozone periphery countries
- Continuous reduction in exposure to Spain, Italy, Portugal and Ireland reduced, down 11% to £52.8bn in 2013 as sovereign exposures decreased to £2.2bn and Corporate exposure decreased to £6.9bn
- Barclays repaid €3bn of funding raised through the ECB's three year LTRO during 2013, leaving €5bn outstanding as at 31 December 2013 (31 December 2012: €8bn)
- Local net funding mismatches remained stable in 2013
  - Spain: €3.1bn funding surplus
  - Portugal: €3.0bn funding gap
  - Italy: €11.6bn funding gap[1]
- Residential mortgage book remained resilient in 2013
  - Spain: 63% LTV[2], 0.7% 90-day arrears
  - Italy: 60% LTV[2], 1.1% 90-day arrears
  - Portugal: 76% LTV[2], 0.5% 90-day arrears.

[1] Redenomination risk significantly lower in Italy where we also have collateral available to support additional secured funding should the risk increase | [2] Average balance weighted marked-to-market |

18 | Fixed Income Investor Presentation - Q1 2014

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATINGS APPENDIX OVERVIEW With a good track record in legacy asset run-down, we have continued to focus on reducing our Exit Quadrant portfolios 2008 – 2012 Credit Market Exposure (CME) balances (Łbn) Transform Legacy Assets (Łbn) Portfolio assets excluding derivatives1 Corporate/monoline derivatives Corporate & Europe RBB legacy assets Pre CRD RD-IV rates 41.7 -40% 94 -77% 15 20 26.9 23.9 11 56 18 34 11 15.2 5 23 9.5 34 18 2008 2009 2010 2011 2012 2012 Legacy Derivative Q1 2014 CRD IV RWAs reduction efficiencies CRD IV RWAs Barclays has a good track record in reducing legacy assets, demonstrated by 77% reduction in CME balances between 2008 and 2012, and a 40% reduction in Exit Quadrant assets since 2012 Since December 2012, Exit Quadrant CRD IV RWAs declined by Ł38bn driven by Ł20bn of legacy asset reductions and Ł18bn of derivatives efficiencies In Q1 2014, Exit Quadrant CRD IV RWAs decreased by Ł2.9bn primarily driven by Ł3.4bn of legacy asset reductions, partially offset by a Ł0.5bn increase in corporate and monoline derivative RWAs 1 Portfolio assets include Credit Market Exposures and additional legacy assets | 19 | Fixed Income Investor Presentation—Q1 2014

PERFORMANCE
CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATINGS APPENDIX OVERVIEW
Credit ratings
20 | Fixed Income Investor Presentation—Q1 2014

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPENDIX

Barclays' credit ratings remain strong and in line with peers'

	As at 8 May 2014	
	Barclays PLC	Barclays Bank PLC
Standard & Poor's		
Long Term	A- (Negative)	A (Negative)
Short Term	A-2	A-1
Stand-Alone Credit Profile (SACP)	n/a	bbb+
Moody's		
Long Term	A3 (Negative)	A2 (Negative)
Short Term	P-2	P-1
Bank Financial Strength (BFS)	n/a	C- (Stable)
Fitch		
Long Term	A (Stable)	A (Stable)
Short Term	F1	F1
Visibility Rating	a	a
DBRS		
Long Term	n/a	AA low (Stable)
Short Term	n/a	R-1 middle (Stable)

- Barclays' ratings and outlooks have been adversely impacted by:
  - Global economic slowdown and prolonged crisis in the Eurozone area
  - Credit rating agency reassessments of risks inherent with large and complex capital market operations.
- Current ratings reflect Barclays' "strong franchise", "diverse revenue streams", "good asset quality relative to peers", "historically less volatile earnings than peers" and "sound financial profile"
- Table reflects S&P downgrade of BBPLC's long term rating outlook on 29 April 2014 to Negative from Stable, as part of a wider review of sovereign support in the context of European bank ratings. The Negative outlook reflects the potential removal of up to two notches of support by the end of 2015
- Barclays expects rating agencies to gradually begin to remove sovereign support notches for all UK banks. How many notches and over what period of time is currently unclear.

21 | Fixed Income Investor Presentation - Q1 2014

PERFORMANCE
CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATINGS APPENDIX OVERVIEW
Barclays prudently manages and reserves for potential rating actions in the liquidity pool
Contractual credit rating downgrade exposure
(as at 31 December 2013)
Total cumulative cash outflow
(Łbn) One-notch Two-notch
Securitisation derivatives 7 8
Contingent liabilities 6 6
Derivatives margining—1
Liquidity facilities 1 2
Total 14 17
Potential outflows related to a multiple-notch credit downgrade are included in the Liquidity Risk Appetite (LRA)
The table on the right hand side shows contractual collateral requirements and contingent obligations following potential future one and two notch long-term and associated short-term simultaneous downgrades across all credit rating agencies1
1 These numbers do not include the potential liquidity impact from loss of unsecured funding, such as from money market funds or loss of secured funding capacity |
22 | Fixed Income Investor Presentation—Q1 2014

PERFORMANCE
CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATINGS APPENDIX OVERVIEW
Summary
Business model
Capital
Leverage
Liquidity & funding
Regulation
A diversified international bank focused on delivering improved and more sustainable returns
Focusing on our areas of competitive advantage, structurally reducing costs, and investing for growth
Strengthened capital position with plan to deliver fully loaded CRD IV CET1 ratio of 10.5% in 2015 and 11.5-12% in end-state
Making good progress in delivering RWA optimisation plans, to offset the impact of new regulation and grow selected businesses
PRA Leverage ratio of 3.1% as at 31 March 2013, in excess of the PRA’s expected leverage ratio of 3%
We will continue to manage the business to deliver strong leverage position, with the aim to maintain a 3.5-4.0% CRD IV fully loaded ratio beyond 2015.
Diversified funding base, combining customer deposits and wholesale funding, in multiple currencies and different maturities
Solid liquidity position, well positioned to meet anticipated future regulatory requirements.
Proactive and practical approach to managing regulatory changes, including structural reform
Established track record of adapting to regulatory change
23 | Fixed Income Investor Presentation—Q1 2014

PERFORMANCE
CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATINGS APPEMDIX OVERVIEW
Appendix
24 | Fixed Income Investor Presentation—Q1 2014

PERFORMANCE
CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATINGS APPEMDIX OVERVIEW
Broad contribution by diverse businesses
Income Profit Before Tax Three months ended – March (Łm) 2013 2014 2013 2014
UK RBB 1,067 1,145 299 360 Barclaycard 1,153 1,184 363 423 Corporate Banking 772 722 183 260 Africa RBB 668 567 81 101 Europe RBB 176 146 (462) (88) Wealth and Investment Management 469 451 60 51 Investment Bank 3,463 2,490 1,315 668 Head Office and Other Operations (34) (55) (53) (82)
Group1 7,734 6,650 1,786 1,693

1	Adjusted basis, excluding Ł119m own credit gain |

25 | Fixed Income Investor Presentation—Q1 2014

PERFORMANCE
CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATINGS APPEMDIX OVERVIEW
Net interest income—driven by volume growth
Customer assets and liabilities
Łbn
350.0 630
Customer liabilities1,2
310.0
290.0
Customer assets1,2 270.0
250.0
230.0 326 304 210.0
190.0 170.0 150.0
Q1 13
NIM was stable…
bps
200 179
Non-customer margin1,4
17
Customer margin1,4
162
Q1 13
…increasing NII
Łm
Non-customer NII1 2925 2,775
Customer NII 2625 266
Q1 13
1 For RBB businesses, Barclaycard, Corporate Banking and Wealth & IM I
Average customer assets plus liabilities were up 4% YoY, driven
654 655 principally by increases in deposits
Estimated share of UK mortgage stock balances increased
324 330 324 331 to a record 10.0% .
Q4 13 Q1 14
NIM across these businesses was flat YoY at 179bps, with a 174 179 stable contribution from structural hedges
16 17
NIM expressed as a percentage of average customer assets 158 162 increased from 345bps to 361bps.
Q4 13 Q1 14
NII reflects increased customer NII from balance sheet growth
2,864 2,885
Risk appetite maintained at same levels throughout the year.
265 272
2,599 2,613
[Graphic Appears Here]
Q4 13 Q1 14
2 Average balances | 3 Source: Bank of England | 4 Using customer assets and liabilities as the denominator |
26 | Fixed Income Investor Presentation—Q1 2014

PERFORMANCE
CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATINGS APPEMDIX OVERVIEW
Net interest margins and volumes
UK Barclay- Corporate Africa Europe Wealth
Total1 RBB card Banking RBB RBB and IM
Three months ended – March 2014
Net interest margin (%) 1.32 8.19 1.24 3.39 0.77 1.06 1.79
Of which customer margin (%) 1.11 8.39 1.12 2.91 0.42 0.99 1.62
Three months ended – December 2013
Net interest margin (%) 1.32 8.07 1.13 3.25 0.77 1.02 1.74
Of which customer margin (%) 1.10 8.17 1.06 2.95 0.42 0.97 1.58
Three months ended – March 2013
Net interest margin (%) 1.28 8.49 1.23 3.03 0.81 1.11 1.79
Of which customer margin (%) 1.03 8.77 1.11 2.85 0.44 0.97 1.62

1	Includes RBB, Barclaycard, Corporate Banking and Wealth and Investment Management |

27 | Fixed Income Investor Presentation—Q1 2014

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPEMDIX

On track to better 2014 cost guidance of £17.5bn


£bn
Staff costs
Other opex
Costs to achieve
0.5
1.6
3.2
4.8
c.(13%)
0.2
1.4
2.8
4.2
Q1 2013
Q1 2014

Operating expenses progress (£m)					
	Q1 2013 operating expenses[1]	Q1 2014 operating expenses[1]	Net decrease YoY	CTA spend to date	Anticipated savings from CTA spend to date
UK RBB	704	676	28	206	Savings in relation to the Q1 1,700 FTE reduction from branch rationalisation will phase in from Q214
Barclaycard	496	447	49	62	Savings related to insourcing of customer services, automation, and increased customer digital experience to deliver reductions throughout 2014
Corporate	422	379	43	120	Savings from Exit Quadrant business exits in Europe and UAE and related 700 FTE reduction to deliver saves throughout 2014 and 15
Africa RBB	474	402	72	35	Savings from CTA spend on re-shaping the branch network and supporting digitalisation is expected to deliver benefits throughout 2014
Europe RBB	215	185	30	406	Savings from the reduction of 1,600 FTEs and 500 distribution points will continue to phase in during 2014
Wealth	400	363	37	180	Savings related to reducing the global cost to serve in Wealth by de-risking and streamlining processes
Investment Bank	2,054	1,722	332	411	Savings related to FO restructure and MD/Director level restructuring expected from Q214 onwards
Group[2]	4,782	4,195	587	1,449	

[1] Excluding costs to achieve Transform | [2] Includes Head Office costs of £17m and £21m in Q113 and Q114, respectively, and £29m of CTA spend to date |

28 | Fixed Income Investor Presentation - Q1 2014

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPEMDIX

Capital Resources[1]

(£m)		31 December 2013	31 March 2014
Shareholders' equity (excluding non controlling interests) per the balance sheet		**55,385**	**56,393**
Less: Other equity instruments (recognised as AT1 capital)		(2,063)	(2,063)
Adjustment to retained earnings for foreseeable dividends		(640)	(411)
Minority interests (amount allowed in consolidated CET1)		**1,238**	**1,178**
Other regulatory adjustments and deductions	Additional value adjustments	(2,479)	(2,550)
	Goodwill and intangible assets[3]	(7,618)	(7,692)
	Deferred tax assets that rely on future profitability excluding temporary differences	(1,045)	(1,123)
	Fair value reserves related to gains or losses on cash flow hedges[3]	(270)	(555)
	Negative amounts resulting from the calculation of expected loss amounts	(2,106)	(2,070)
	Gains or losses on liabilities at fair value resulting from own credit[3]	600	512
	Other regulatory adjustments	(119)	(170)
	Direct and indirect holdings by an institution of own CET1 instruments	(496)	(37)
Fully loaded Common Equity Tier 1 capital		40,387	41,412
Regulatory adjustments relating to unrealised gains[3]		(180)	(395)
PRA Transitional Common Equity Tier 1 capital		40,207	41,017
CRD IV RWAs		£435.6bn	£429.4bn
Fully Loaded Common Equity Tier 1 ratio[2]		9.3%	9.6%
PRA Transitional Common Equity Tier 1 ratio[2,4]		9.2%	9.6%

[1] The new capital requirements regulation and capital requirements directive implemented Basel 3 within the EU (collectively known as CRD IV) on 1 January 2014. This makes the PRA transitional capital ratios the legally binding capital metrics for Barclays going forward | [2] Estimated CET1 ratios subject to finalisation of regulation and market conditions | [3] The capital impacts of these items are net of tax | [4] The transitional CET1 ratio according to the FSA October 2012 transitional statement would be 11.7% |

29 | Fixed Income Investor Presentation - Q1 2014

PERFORMANCE
CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATINGS APPEMDIX OVERVIEW
CRD IV RWAs by business
(Łbn) 31 December 2013 31 March 2014
UK RBB 44.1 44.0 Barclaycard 40.5 41.2 Corporate Banking 70.5 67.9 Africa RBB 22.8 21.9 Europe RBB 16.2 15.8 Wealth and Investment Management 17.3 17.2 Investment Bank 221.6 218.9 Head Office and Other Operations 2.5 2.5
Group 435.6 429.4
30 | Fixed Income Investor Presentation—Q1 2014

PERFORMANCE
CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATINGS APPEMDIX OVERVIEW
Estimated CRD IV Capital and RWAs – notes
Estimated Capital Ratios are based on/subject to the following:
CRD IV as implemented by the Prudential Regulation Authority
The new Capital Requirements Regulation and amended Capital Requirements Directive have implemented Basel 3 within the EU (collectively known as CRD IV) with effect from 1 January 2014. This makes the PRA transitional capital ratios the legally binding capital metrics for Barclays going forward. However, rules and guidance are still subject to change as certain aspects of CRD IV are dependent on final technical standards and clarifications to be issued by the EBA and adopted by the European Commission and the PRA. All capital, RWA and leverage calculations reflect Barclays’ interpretation of the current rules.
Capital Resources
The PRA has announced the acceleration of transitional provisions relating to CET1 deductions and filters so the fully loaded requirements are applicable from 1 January 2014, with the exception of unrealised gains on available for sale debt and equity
Following the issuance of the EBA’s final draft technical standard, a deduction has been recognised for foreseeable dividends. As at March 2014, this represents an accrual based on a 40% payout ratio applied to adjusted profits, and the coupons on other equity accounted instruments
Grandfathering limits on capital instruments, previously qualifying as Tier 1 and Tier 2, are unchanged under the PRA transitional rules
The Prudential Valuation Adjustment (PVA) is shown as fully deducted from CET1 upon adoption of CRD IV. PVA is subject to a technical standard being drafted by the EBA and the impact is currently based on methodology agreed with the PRA. The PVA deduction as at 31 March 2014 was Ł2.550bn
As a result of the application of the EBA’s final draft technical standard, PRA guidance and management actions taken during 2013, net long non- significant holdings in financial entities amount to Ł3.4bn and are below the 10% CET1 threshold that would require a capital deduction
31 | Fixed Income Investor Presentation—Q1 2014

PERFORMANCE
CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATINGS APPEMDIX OVERVIEW
Estimated CRD IV Capital and RWAs – notes
Estimated Capital Ratios are based on/subject to the following:
RWAs
The PRA has confirmed Barclays model approvals under CRD IV, with certain provisions reflecting relevant changes to the rules and guidance; the impact of which has been reflected in our CRD IV disclosures where applicable. Barclays’ models are subject to continuous monitoring, update and regulatory review, which may result in future changes to CRD IV capital requirements
It is assumed that corporates, pension funds and sovereigns that meet the eligibility conditions are exempt from CVA volatility charges
Under CRD IV rules, all Central Clearing Counterparties (CCPs) are deemed to be ‘Qualifying’ on a transitional basis. The final determination of Qualifying status will be made by the European Securities and Markets Authority (ESMA)
RWAs include 1250% risk weighting of securitisation positions that were previously deducted from Core Tier 1 and Tier 2 capital. The RWA increases are reflected in Credit Risk, Counterparty Credit Risk and Market Risk
Securitisation RWAs include the impact of CRD IV on applying either standardised or advanced methods for securitisation exposures dependent on the character of the underlying assets.
32 | Fixed Income Investor Presentation—Q1 2014

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATINGS APPEMDIX OVERVIEW Estimated leverage exposure (Łbn) 31 December 2013 31 March 2014 IFRS derivative financial instruments 355 333 Additional netting adjustments for derivatives(285)(264) Potential Future Exposures on derivatives 256 213 Total Derivatives 326 282 Reverse repurchase agreements and other similar secured lending 187 187 Remove: IFRS reverse repurchase agreements and other similar secured lending(187)(187) Add: Leverage exposure measures for SFTs 92 72 Total Securities Financing Transactions 92 72 Loans and advances and other assets 804 842 Undrawn commitments 179 176 Regulatory deductions and other adjustments(22)(30) Total other assets and adjustments 961 988 CRD IV leverage exposure 1,379 1,342 PRA adjustment to CRD IV leverage exposure(14)(16) PRA adjusted leverage exposure 1,3651 1,326 Tier 1 capital 42.7 43.7 PRA deductions to CET1 capital(2.2)(2.2) PRA adjusted Tier 1 Capital 40.5 41.5 Fully loaded CRD IV leverage ratio 3.1% 3.3% PRA leverage ratio 3.0% 3.1% 1 Dec-13 has been restated to include the impact of IAS 32 | 33 | Fixed Income Investor Presentation—Q1 2014

PERFORMANCE
CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATINGS APPEMDIX OVERVIEW
Estimated leverage exposure measure adjustments—notes
In calculating the CRD IV leverage ratio the IFRS balance sheet is taken as a starting point and the following key adjustments to total assets have been applied:
Derivatives netting adjustment: regulatory netting applied across asset and liability mark-to-market derivative positions pursuant to legally enforceable bilateral netting agreements and meeting the requirements of CRD IV
Potential Future Exposure (PFE) on derivatives: regulatory add on for potential future credit exposures, calculated in accordance with the CRD IV mark- to-market method by assigning standardised percentages to the notional values on derivative contracts
Securities Financing Transactions (SFTs) adjustments: under CRD IV, the IFRS measure of SFTs is replaced with the Financial Collateral Comprehensive Method (FCCM) measure, calculated as an add on equal to exposure less collateral, taking into account master netting agreements and adjusting for volatility haircuts
Undrawn Commitments: regulatory add-ons relating to off balance sheet undrawn commitments are based on a standardised credit conversion factor of 10% for unconditionally cancellable commitments and 100% for all other commitments. The rules specify relief to be applied to trade finance related undrawn commitments which are deemed to be medium/low risk (20%) and medium risk (50%)
Regulatory deductions: items (comprising goodwill and intangibles, deferred tax asset permanent losses, own paper, cash flow hedge reserve, expected loss in excess of individual impairment on IRB portfolios and PVA) that are deducted from the capital measure are also deducted from total leverage exposure to ensure consistency between the numerator and denominator
Other adjustments: includes adjustments required to change from an IFRS scope of consolidation to a regulatory scope of consolidation, adjustments for significant investments in financial sector entities that are consolidated for accounting purposes but not for regulatory purposes, and the removal of IFRS reduction in assets for the recognition of Credit Risk Mitigation and the netting of loans with deposits
In addition, in accordance with SS3/131 the estimated PRA adjusted leverage exposure allows for further adjustments that reduce the CRD IV leverage exposure. These adjustments:
Exclude potential future exposure on the qualifying central clearing counterparties (QCCPs) legs of client clearing transactions where Barclays does not guarantee the performance of the QCCP to the client
Allow for the netting of assets with cash collateral received for variation margin in relation to derivatives trades to facilitate customer central clearing as well as cash collateral received and posted on Barclays own derivative transactions with QCCPs
1 PRA Supervisory Statement SS3/13 on Capital and leverage ratios for major UK banks and building societies published in November 2013
34 | Fixed Income Investor Presentation—Q1 2014

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPEMDIX

Wholesale funding composition[1] (as at 31 December 2013)

As at 31 December 2013 (£bn)	≤1 month	>1 month but ≤3 months	>3 months but ≤6 months	>6 months but ≤12 months	*>9 months but ≤12 months*	Total ≤1 year	>1 year but ≤2 years	>2 years but ≤5 years	>5 years	Total
Deposits from banks	9.4	5.7	0.7	1.0	0.3	17.1	4.4	0.2	-	21.7
Certificates of deposit and commercial paper	2.1	10.8	6.8	5.4	2.6	27.7	0.6	0.6	0.4	29.3
Asset backed commercial paper	2.7	2.1	-	-	-	4.8	-	-	-	4.8
Senior unsecured MTNs (public benchmark)	2.5	0.8	2.6	1.6	0.1	7.6	3.9	6.0	3.9	21.4
Senior unsecured MTNs (private placement)	1.0	2.6	3.5	4.2	2.4	13.7	9.4	15.6	11.5	50.2
Covered bonds / ABS	0.3	0.4	0.4	3.3	0.6	5.0	6.9	6.0	7.1	25.0
Subordinated liabilities	-	0.2	-	-	-	0.2	0.1	2.9	17.6	20.8
Other[2]	2.3	1.4	1.5	0.4	0.3	5.9	1.8	2.5	2.1	12.3
Total	**20.3**	**24.0**	**15.5**	**23.5**	**6.3**	**82.0**	**27.1**	**33.8**	**42.6**	**185.5**
Of which secured	4.6	3.7	1.4	3.5	0.7	13.9	7.3	6.5	7.2	34.9
Of which unsecured	15.7	20.3	14.1	12.4	5.6	68.1	19.8	27.3	35.4	150.6
Total as at 31 December 2012	**29.4**	**39.4**	**17.5**	**8.2**	**7.2**	**101.7**	**28.3**	**56.2**	**53.5**	**239.7**
Of which secured	5.9	4.0	2.4	0.8	0.5	13.6	5.2	13.8	7.8	40.4
Of which unsecured	23.5	35.4	15.1	7.4	6.7	88.1	23.1	42.4	45.7	199.3

[1] The composition of wholesale funds comprises the balance sheet reported deposits from banks, financial liabilities at fair value, debt securities in issue and subordinated liabilities, excluding cash collateral and settlement balances. It does not include collateral swaps, including participation in the Bank of England's Funding for Lending Scheme. Included within deposits from banks are £4.1bn of liabilities drawn in the European Central Bank's 3 year LTRO. | [2] Primarily comprised of fair value deposits £4.6bn and secured financing of physical gold £5.0bn. |

35 | Fixed Income Investor Presentation - Q1 2014

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPEMDIX

Additional Tier 1 capital issuance

Barclays PLC $2bn Perp-NC5 Additional Tier 1

Geography – Allocations


Asia 6%
US 52%
Europe 42%

Investor Type – Allocations


Private Banking, 7%
Bank, 3%
Other , 1%
Insurance, 7%
Hedge Fund, 17%
Fund Manager, 65%

Geography – Order book


Asia 13%
US 35%
Europe 52%

Investor Type – Order book


Insurance 4%
Other 2%
Fund Managers 40%
Banks 11%
Private Banking 21%
Hedge Funds 22%

The transaction was issued on 13 November 2013, allowing Barclays to issue $2bn at a yield of 8.25%, in line with guidance.

Transaction benefits:

- CRD-IV compliant AT1 capital under the CRR
- Recognition for purposes of the PRA leverage ratio
- Represented the first step ($2bn=£1.25) towards stated objective of issuing up to £2bn of AT1 by June 2014

Barclays PLC €1bn Perp-NC7 Additional Tier 1

Geography – Allocations


Southern Europe 6%
Nordics 5%
Germany/ Austria 2%
US 13%
Switzerland 6%
France/ Benelux 8%
UK/Ireland 49%
Asia 11%

Investor Type – Allocations


Bank 2%
Insurance 5%
Other 2%
Private Banking 9%
Hedge Funds 21%
Fund Managers 61%

Geography – Order book


Other 1%
Germany/ Austria 5%
Nordics 3%
Southern Europe 6%
US 11%
Switzerland 17%
UK/Ireland 31%
France/ Benelux 7%
Asia 19%

Investor Type – Order book


Other, 4%
Insurance, 3%
Banks, 7%
Fund Managers, 32%
Private Banking, 35%
Hedge Funds, 19%

The transaction was issued on 2 December 2013, allowing Barclays to issue €1bn at a yield of 8%, in line with guidance.

Transaction benefits:

- CRD-IV compliant AT1 capital under the CRR
- Eligible for the PRA leverage ratio calculation
- Final step (€1bn = c.£0.75bn) towards stated objective of issuing up to £2bn of AT1 by June 2014

36 | Fixed Income Investor Presentation - Q1 2014

PERFORMANCE
CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATINGS APPEMDIX OVERVIEW
Reduced exposure to the Eurozone (as at 31 December 2013)
As at 31 December 2013 (Łm) Spain Italy Portugal Ireland Total
Sovereign 184 1,556 372 67 2,179
Financial institutions 1,029 417 38 5,030 6,514
Corporate 3,203 1,479 891 1,356 6,929
Residential mortgages 12,537 15,295 3,413 103 31,348
Other retail lending 2,292 1,881 1,548 100 5,821
Total1 19,245 20,628 6,262 6,656 52,791
Total as at 31 December 2012 23,463 22,725 7,900 4,928 59,016

1	Total net on-balance sheet exposure as at 31 Dec 2013 for Cyprus and Greece was Ł175m and Ł82m respectively |

37 | Fixed Income Investor Presentation—Q1 2014

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPEMDIX

Positioning Barclays for structural reform although rules are still to be finalised

Regulatory timeline

Sept 2011: Publication of ICB Recommendations	Jun 2012: Publication of HM Treasury White Paper	Oct 2012: Publication of the FSA Banking Reform Bill	Dec 2012: Publication of PCBS[2] first report	Jun 2013: Publication of PCBS[2] final report	Jan 2013 – May 2015: Expected enactment of Banking Reform Bill	Jan 2019: Implementation of banking reforms

Retail ring-fence

- Objective: "isolate banking activities where continuous provision of service is vital to the economy and to a bank's customers" (ICB Report 12 September 2011)
- Ring-fenced entity would essentially take deposits from and provide payment services to individuals and SMEs, and would not be permitted to provide certain services such as complex derivatives
- Ring-fenced bank would be subject to capital and liquidity requirements on a standalone basis
- Barclays backs initiatives to improve the stability of the UK banking system and support a sustainable economy, however, requires alignment with international regulation and careful consideration of implementation costs

Transitioning to an ICB compliant capital structure

- ICB recommends large UK banks hold Primary Loss-Absorbing Capacity (PLAC) of at least 17%, consisting of capital and long-term bail-in-able senior unsecured debt, however final rules remain unclear
- Barclays' end-state capital structure embraces ICB proposals and CRD IV, with at least a 17% total capital ratio and a minimum CET1 ratio of at least 11.5-12.0% in end-state

Strengthening our processes to maximise business continuity in a resolution scenario

- Barclays continues to work with the authorities to help them achieve their goals in a way that minimises impacts for all our stakeholders.

[1] Independent Commission of Banking, established in June 2010 to consider reforms to the UK banking sector | [2] Parliamentary Commission on Banking Standards, appointed to conduct pre-legislative scrutiny of the FSA Banking Reform Bill before going through Parliament. On 19 June 2013, the PCBS published its final report on the UK Banking sector. Recommendations include: (i) a new senior persons regime to ensure full accountability for decisions made; (ii) reforms to the remuneration of senior management and other influential bank staff to better align risk and reward; and (iii) sanctions and enforcement, including a new criminal offence of reckless misconduct. The UK Government published its response to the PCBS's report on 8 July 2013, in which it endorses the report's principal findings and commits to implementing a number of its recommendations. |

38 | Fixed Income Investor Presentation - Q1 2014

PERFORMANCE
CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATINGS APPEMDIX OVERVIEW
In line with the European Bank Recovery & Resolution Directive the UK Banking Act now includes a statutory bail-in power
Overview
Statutory bail-in of debt is a key part of the regulatory response to the financial crisis aimed at avoiding the bail-out of failing financial institutions with tax payer funds
European Bank Recovery and Resolution Directive (“BRRD”): a European-wide framework for the recovery and resolution of credit institutions and investment firms:
statutory “bail-in” power in respect of eligible liabilities, to be implemented in home state legislation by no later than 1 January 2016 (Article 130)
requirement for eligible liabilities governed by non-EEA laws to include a contractual recognition by creditors that they are bound by any exercise of the statutory bail-in power (Article 55)
UK Banking Act: in anticipation of the BRRD, the UK Banking Act was amended in 2013 to introduce a “bail-in option” available to the UK resolution authority, enabling it recapitalise a failed institution by allocating losses to its shareholders and unsecured creditors by writing down and/or converting their claims to equity:
certain liabilities excluded from scope, such as insured deposits, secured liabilities (Section 48B(8))
powers to be exercised broadly in a manner that respects the hierarchy of claims in liquidation principle that creditors should not receive less favourable treatment than they would have received in an insolvency
UK bail-in powers are currently the subject of consultation, however they are expected to be implemented at least by 1 Jan 2015, ahead of BRRD timeline
39 | Fixed Income Investor Presentation—Q1 2014
Considerations for Bondholders
The BRRD introduces seniority of deposits from natural persons and SMEs over wholesale liabilities
The scope of UK bail-in power extends to include all outstanding wholesale liabilities of tenor greater than 7 days
Liabilities issued prior to the introduction of the statutory bail-in power, including those issued under non-EEA governing laws, are not ‘excluded liabilities’ (i.e. all outstanding instruments with a tenor greater than 7 days may be subject to bail-in upon its introduction irrespective of issuance date)
Guiding principle is that the ordinary creditor hierarchy should be respected and that creditors holding eligible liabilities of equal rank should be treated equally
In light of Article 55 of the BRRD, and as requested by the PRA, Barclays has begun the process of including in the terms of its wholesale term debt securities, governed by non-EEA law, a provision acknowledging the scope of the UK bail-in power
Note, the inclusion of such an acknowledgement does not change the ranking or treatment of such non-EEA law governed instrument relative to EEA law governed instrument in respect of a UK bail-in, rather it clarifies that all such instruments should be treated equally in the event of a UK bail-in.

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATINGS | APPENDIX

CRD IV - Regulatory timeline

Timeframe based on Capital Requirements Regulation (CRR) and Capital Requirements Directive (CRD) published in June 2013

	H1 2010	1 Jan 2011	1 Jan 2012	1 Jan 2013	1 Jan 2014	1 Jan 2015	1 Jan 2016	1 Jan 2017	1 Jan 2018	1 Jan 2019
Capital requirements					Phased-in capital requirements					
CRD IV leverage ratio[1]			Supervisory monitoring	Parallel run (Jan 2014 – Jan 2017) Public disclosures starts in Jan 2015					Binding requirement	
Net Stable Funding Ratio (NSFR)			Observation period						Introduction of minimum requirement	
Liquidity Coverage Ratio (LCR)[2]						60% compliance required	Phase in to full compliance[2]		Full compliance required	
Intraday liquidity monitoring tools[3]						Introduction of monthly reporting				
FSA/PRA's Individual Liquidity Guidance (ILG)[4]	Introduction of ILG									

Fully phased-in main requirements

- Capital: minimum of 4.5% CET1 + 1.5% AT1 + 2% T2 (Art. 92 of CRR). Banks are also subject to capital buffers, including a capital conservation buffer of 2.5%, a countercyclical buffer of 0-2.5% (outside periods of stress) and a G-SII buffer of up to 2.5% (2% for Barclays) to be satisfied with CET1
- CRD IV Leverage: minimum requirement still to be determined, but currently expected to be at 3%
- NSFR: available amount of stable funding to exceed required amount of stable funding, over a stress 1-year period (NSFR > 100%)
- LCR: stock of unencumbered high quality liquid assets to exceed net stressed cash outflow over 30 days (LCR > 100%).

[1] Basel Committee is currently consulting on revisions to the leverage ratio framework including disclosure; please note that large UK banks are requested to publicly disclose the ratio since 1 Jan 2013 (as per FPC/PRA) | [2] Estimated LCR on a CRDIV basis as implemented by the EBA. Note that CRDIV requires full compliance by 1 Jan 2018 with a phased implementation in the preceding years. LCR compliance of 60% in 2015 increases by 10% in 2016 & 2017 with a further 20% increase in 2018 | [3] As per "Monitoring tools for intraday liquidity management", April 2013 | [4] Short-term liquidity stress test, broadly comparable to the LCR under Basel III ; as per its August 2013 announcement, the PRA has relaxed the ILG requirements for major UK banks to approximate 80% LCR |

40 | Fixed Income Investor Presentation - Q1 2014

Debt investor relations contact information
Richard Caven Sofia Lonnqvist Julie Stanzl
+44 (0)20 7116 2809 +44 (0)20 7116 5716 +44 (0)20 7116 7748
richard.caven@barclays.com sofia.lonnqvist@barclays.com julie.stanzl@barclays.com
Website: group.barclays.com/about-barclays/investor-relations#debt-investors
41 | Fixed Income Investor Presentation—Q1 2014

Disclaimer
Important Notice
The information, statements and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.
Forward-looking Statements
This document contains certain forward-looking statements within the meaning of Section 21E of the US Securities Exchange Act of 1934, as amended, and Section 27A of the US Securities Act of 1933, as amended, with respect to certain of Barclays PLC and its subsidiaries (Group) plans and its current goals and expectations relating to its future financial condition and performance. Barclays cautions readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may”, “will”, “seek”, “continue”, “aim”, “anticipate”, “target”, “projected”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding the Group’s future financial position, income growth, assets, impairment charges and provisions, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios), projected levels of growth in the banking and financial markets, projected costs, original and revised commitments and targets in connection with the Transform Programme, deleveraging actions, estimates of capital expenditures and plans and objectives for future operations and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards (IFRS), evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; UK, United States, Africa, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of the Group; the potential for one or more countries exiting the Eurozone; implementation of the Transform Programme; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Group’s control. As a result, the Group’s actual future results, dividend payments, and capital and leverage ratios may differ materially from the plans, goals, and expectations set forth in the Group’s forward-looking statements. Additional risks and factors are identified in our filings with the US Securities and Exchange Commission (SEC) including our Annual Report on Form 20-F for the fiscal year ended 31 December 2013 which is available on the SEC’s website at http://www.sec.gov.
Any forward-looking statements made herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the Prudential Regulation Authority, the Financial Conduct Authority, the London Stock Exchange plc (the LSE) or applicable law, Barclays expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Barclays’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that Barclays has made or may make in documents it has published or may publish via the Regulatory News Service of the LSE and/or has filed or may file with the SEC.
42 | Fixed Income Investor Presentation—Q1 2014

Disclaimer (continued)
Barclays has filed a registration statement (including a prospectus) and has filed, or will file, a prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for the offering of securities to which this document relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement relating to the offering of the Securities (when filed) and other documents that Barclays will file with the SEC. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847.
Certain non-IFRS Measures
Barclays management believes that the non-International Financial Reporting Standards (IFRS) measures included in this document provide valuable information to readers of its financial statements because they enable the reader to identify a more consistent basis for comparing the business’ performance between financial periods, and provide more detail concerning the elements of performance which the managers of these businesses are most directly able to influence or are relevant for an assessment of the Group. They also reflect an important aspect of the way in which operating targets are defined and performance is monitored by Barclays management. However, any non-IFRS measures in this document are not a substitute for IFRS measures and readers should consider the IFRS measures as well. Key non-IFRS measures included in this document and the most directly comparable IFRS measures are described below. Quantitative reconciliations of these measures to the relevant IFRS measures are included in Exhibit 99.1 of the Barclays Form 6-K filed with the SEC on May 6, 2014 (Film No. 14816124) (the “May 6 6-K”) (http://www.sec.gov/Archives/edgar/data/312069/000119312514184223/d719932dex991.htm), and such quantitative reconciliations are incorporated by reference into this document.
Adjusted profit/(loss) before tax is the non-IFRS equivalent of profit/(loss) before tax as it excludes the impact of own credit; disposal of the investment in BlackRock, Inc.; the provision for Payment Protection Insurance redress payments and claims management costs (PPI redress); the provision for interest rate hedging products redress and claims management costs (interest rate hedging products redress); and goodwill impairment. A reconciliation of IFRS and adjusted profit/(loss) before tax is presented on page 6 of the May 6 6-K;
Adjusted profit/(loss) after tax represents profit/loss after tax excluding the post-tax impact of own credit, disposal of the investment in BlackRock, Inc.; the provision for PPI redress; the provision for interest rate hedging products redress; and goodwill impairment. A reconciliation is provided on page 28 of the May 6 6-K;
Adjusted attributable profit represents adjusted profit/(loss) after tax less profit attributable to non-controlling interests. The comparable IFRS measure is Attributable profit. A reconciliation is provided on page 6 of the May 6 6-K;
Adjusted income represents total income excluding the impact of own credit. A reconciliation is provided on page 6 of the May 6 6-K;
Adjusted operating expenses represents operating expenses excluding the provision for PPI redress, provision for interest rate hedging product redress and goodwill impairment. A reconciliation is provided on page 28 of the May 6 6-K;
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43

Disclaimer (continued)
Adjusted return on average shareholders’ equity represents adjusted attributable profit (see page 6 of the May 6 6-K) divided by adjusted average equity, excluding non-controlling interests (see page 34 of the May 6 6-K). The comparable IFRS measure is return on average shareholder’s equity, which represents profit attributable to equity holders of the parent divided by average equity, excluding non-controlling interests;
Adjusted return on average tangible shareholders’ equity represents adjusted attributable profit (see page 6 of the May 6 6-K) divided by average adjusted tangible equity, excluding non-controlling interests (see page 34 of the May 6 6-K). The comparable IFRS measure is return on average tangible shareholders’ equity, which represents profit after tax and non-controlling interests, divided by average tangible equity (see page 34 of the May 6 6-K);
Adjusted performance measures excluding CTA represent the relevant adjusted metrics previously defined excluding Costs to Achieve Transform, which are costs incurred in connection with implementing the Transform initiative. A reconciliation is provided on page 35 of the May 6 6-K;
‘Constant Currency Basis’ the impact of foreign currency conversion to GBP when comparing financial results in two different financial periods. Material local currency balances have been translated into GBP at prior-year average exchange rates to remove the effect of exchange rate movement between the comparable periods;
Liquidity Coverage Ratio (LCR) is calculated according to both the standard provided by the Basel Committee on Banking Supervision in January 2013 (‘Basel III: The Liquidity Coverage Ratio and liquidity risk monitoring tools’, January 2013) and the Regulation published by the European Union in June 2013, (EU) No 575/2013 (CRR) and Directive 2013/36/EU (CRD IV). The metric is a ratio that is not yet fully implemented in local regulations and, as such, represents a non-IFRS measure;
Transitional CET1 ratio according to FSA October 2012. This measure is calculated by taking into account the statement of the Financial Services Authority, the predecessor of the Prudential Regulation Authority, on CRD IV transitional provisions in October 2012, assuming such provisions were applied as at 1 January 2014. This ratio is used as the relevant measure starting 1 January 2014 for purposes of determining whether the automatic write-down trigger (specified as a Transitional CET1 ratio according to FSA October 2012 of less than 7.00%) has occurred under the terms of the Contingent Capital Notes issued by Barclays Bank PLC on November 21, 2012 (CUSIP: 06740L8C2) and April 10, 2013 (CUSIP: 06739FHK0). Please refer to page 41 of the May 6 6-K for a reconciliation of this measure to transitional CRD IV CET1 ratio;
CRD IV leverage exposure makes certain adjustments to Total assets under IFRS in accordance with Barclay’s interpretation of CRD IV requirements. The “Estimated CRD IV Leverage” table on page 45 of the May 6 6-K shows a reconciliation of CRD IV leverage exposure to total assets under IFRS;
CRD IV leverage ratio represents CRD IV Tier 1 capital divided by CRD IV leverage exposure. See the “CRD IV Capital” table on page 42 of the May 6 6-K for a reconciliation of CRD IV CET1 capital to shareholders’ equity per the balance sheet, and see the “Estimated CRD IV Leverage” table on page 45 of the May 6 6-K for a reconciliation of CRD IV leverage exposure to Total assets under IFRS;
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Disclaimer (continued)
PRA leverage exposure makes certain adjustments to CRDIV leverage exposure as shown in the “Estimated CRD IV Leverage” table on page 45, which also includes a reconciliation to Total assets under IFRS;
PRA leverage ratio represents PRA adjusted Tier 1 capital divided by PRA leverage exposure. The “Estimated CRD IV Leverage” table on page 45 of the May 6 6-K shows the PRA leverage ratio components, including a reconciliation between CET1 capital and PRA adjusted Tier 1 capital, as well as a reconciliation between PRA leverage exposure and Total assets under IFRS.
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